UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:
November 17, 2006

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On November 16, 2006, the Maine Public Utilities Commission (“MPUC”) issued an Order rejecting standard offer bids from a single bidder and directing Maine Public Service Company (“MPS”), a wholly-owned subsidiary of Maine & Maritimes Corporation, to arrange and provide standard offer service to its customers for a fourteen month term beginning January 1, 2007.  MPUC rules permit the MPUC to reject bids and direct MPS to arrange and provide standard offer service until a new standard offer provider is selected through a new bid process. These rules provide that the standard offer rates will reflect the costs of the supply arrangements and MPS’s incremental administrative costs in providing standard offer service.

In addition, the MPUC initiated an Inquiry into the competitive market challenges for Aroostook County.  According to the Order, the Inquiry will include consideration of MPS owning generation assets, the cost-based regulation of generation facilities, and the viability of a direct transmission connection to other control areas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006
MAINE & MARITIMES CORPORATION

	By: /s/	Michael I. Williams
Michael I. Williams
Senior Vice President & COO